EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Cylink Corporation on Form S-8 of our report dated February 8, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph regarding a going concern uncertainty) appearing in the Annual Report on Form 10-K of Cylink Corporation for the year ended December 31, 2001.

                                                        /s/ Deloite & Touche LLP

San Jose, California
June 6, 2002